UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 3, 2013

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 3, 2013, GSI Group Inc. (“GSI”), GSI Group Corporation, a Michigan corporation (“GSI Michigan”), GSI Group Corporation, Korea Branch (“GSI Korea”), GSI Group Corporation, Taiwan Branch (“GSI Taiwan”), GSI Group Japan Corporation (“GSI Japan”), GSI Group GmbH (“GSI Germany” and, together with GSI, GSI Michigan, GSI Korea, GSI Taiwan and GSI Japan, “Sellers”), completed the sale of the Semiconductor Systems business (the “Business”) to Electro Scientific Industries Inc. (the “Buyer”) for $8.0 million in cash, subject to certain closing working capital adjustments, pursuant to a Master Purchase and Sale Agreement (the “Agreement”), dated April 9, 2013, between the Sellers and the Buyer. Pursuant to the Agreement, the Buyer has acquired the assets of Sellers (the “Acquired Assets”) and liabilities (the “Assumed Liabilities”) that are used primarily in the conduct of the Sellers’ business of manufacturing, supplying and servicing (i) automated laser-based repair and trimming systems for process control and yield improvement, (ii) automated laser-based marking systems, and (iii) automated laser-based flat panel display repair systems, in each case targeting the global semiconductor and electronics markets and marketed and sold under the GSI brand.

The foregoing description of the disposition does not purport to be complete and is qualified in its entirety by reference to the provisions of the Agreement, a copy of which is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 2.1 and is incorporated herein by reference.

GSI expects to record an after-tax loss on the sale in the second quarter of 2013 in the approximate range of $0.1 million to $1.0 million.

Item 9.01. Financial Statements and Exhibits

(b)	Pro Forma Financial Information

Attached hereto as Exhibit 99.1 are the following unaudited pro forma condensed consolidated financial statements: unaudited pro forma condensed consolidated balance sheet as of March 29, 2013, and unaudited pro forma consolidated statements of operations for the three months ended March 29, 2013 and March 30, 2012 and for the three fiscal years ended December 31, 2012, 2011 and 2010, which reflect the sale of the Semiconductor Systems business.

(d)	Exhibits

Exhibit #	Description

2.1	Master Purchase and Sale Agreement, dated April 9, 2013, between GSI Group Inc., GSI Group Corporation, GSI Group Corporation, Korea Branch, GSI Group Corporation, Taiwan Branch, GSI Group Japan Corporation, GSI Group GmbH and Electro Scientific Industries, Inc. (The registrant hereby agrees to furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.)

99.1	Unaudited pro forma financial statement information

Forward Looking Statements

Information set forth in this Current Report on Form 8–K contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934 including, without limitation, the estimated after-tax loss on the sale of the Semiconductor Systems business. This forward-looking statement is based on information available to GSI on the date hereof. No assurance can be given that the estimated after-tax loss will be in the expected range. Accordingly, the actual after-tax loss may differ materially and adversely from the expected range discussed herein. Undue reliance should not be placed on this forward-looking statement, which speaks only as of the date made. Neither GSI nor any other person can assume responsibility for the accuracy and completeness of this forward-looking statement. There are various important factors that could cause actual results to differ materially from those in this forward-looking statement, many of which are beyond GSI’s control, including settlement of the final net working capital adjustment between the parties. GSI undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise this forward-looking statement, whether as a result of new information, future events or otherwise. For additional information, please refer to GSI’s most recent Form 10–K, 10–Q and 8–K reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.
(Registrant)

Date: May 9, 2013	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer